UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 14, 2008
PepsiCo, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The information in this Item 2.02, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Attached as Exhibit 99.1 and incorporated by reference into this Item 2.02 is a copy of the press release issued by PepsiCo, Inc. (“PepsiCo”), dated October 14, 2008, reporting PepsiCo’s financial results for the 12 and 36 weeks ended September 6, 2008.
Item 2.05. Costs Associated with Exit or Disposal Activities.
On October 14, 2008, PepsiCo announced that it had committed to a productivity for growth program (the “Productivity Program”). The Productivity Program includes actions in all segments of PepsiCo’s business that PepsiCo believes will simplify the organization for more effective and timely decision-making; increase cost competitiveness across the supply chain; and upgrade and streamline the product portfolio. Globally, approximately 3,300 positions will be eliminated in connection with the Productivity Program, of which about 40 percent relate to the closing of up to six plants and other capacity rationalization actions, which will be announced by the end of the year. As a result of the Productivity Program, PepsiCo expects to incur a pre-tax charge of approximately $550 million — $600 million in the fourth quarter of 2008, comprised of approximately $275 million of severance and other employee-related costs; approximately $200 million for asset impairments (substantially all non-cash) resulting from plant closures and related actions; and approximately $100 million for other costs. PepsiCo expects that approximately $325 million — $375 million of this charge will result in cash expenditures during the fourth quarter of 2008 and into 2009. PepsiCo currently expects to complete the Productivity Program during the first quarter of 2009.
The information in this Item 2.05 contains certain forward-looking statements based on PepsiCo’s current expectations and projections about future events. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of shifts in consumer preferences or otherwise; PepsiCo’s ability to maintain its reputation; PepsiCo’s ability to build and sustain its information technology infrastructure, successfully implement its business process transformation initiative or outsource certain functions effectively; fluctuations in the cost and availability of raw materials; PepsiCo’s ability to compete effectively; disruption of PepsiCo’s supply chain; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo’s bottling partners; changes in the legal or regulatory environment; PepsiCo’s ability to hire or retain key employees; unfavorable economic, environmental or political conditions in the countries where PepsiCo operates; market risks arising from changes in commodity prices, foreign exchange rates and interest rates; and risks that benefits from the Productivity Program may not be achieved or may take longer to achieve than expected or may cost more than currently anticipated. For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.06. Material Impairments.
The information set forth above in Item 2.05 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.06.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release issued by PepsiCo, Inc., dated October 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2008	PepsiCo, Inc.
	By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by PepsiCo, Inc., dated October 14, 2008.